Ohio National Fund, Inc.

December 31, 2016

Section 906 Certifications

Paul J. Gerard and R. Todd Brockman, respectively, the Principal Executive Officer and Principal Financial Officer of Ohio National Fund, Inc. (the “Registrant”), each certify to the best of his knowledge and belief that:

1.	The Registrant’s report on Form N-CSR for December 31, 2016 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

March 6, 2017	March 6, 2017
Date	Date

/s/ Paul J. Gerard	/s/ R. Todd Brockman
Paul J. Gerard	R. Todd Brockman
President (Principal Executive Officer)	Treasurer (Principal Financial Officer)
Ohio National Fund, Inc.	Ohio National Fund, Inc.

A signed original of this written statement required by Section 906 has been provided to Ohio National Fund, Inc. and will be retained by Ohio National Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.